                     AMENDMENT #6 TO VANSTAR CORPORATION
           SECOND AMENDED AND RESTATED FINANCING PROGRAM AGREEMENT


     This Amendment to Vanstar Corporation Second Amended and Restated Financing Program Agreement (this "Amendment") is made as of December 20, 1996, by and between Vanstar Corporation, a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").


                                   RECITALS

     A. Borrower and IBM Credit have entered into that certain Vanstar Corporation Second Amended and Restated Financing Program Agreement dated as of April 30, 1995 (as amended by Amendment #1 dated as of September 15, 1995, Amendment #2 dated as of October 26, 1995, Amendment #3 dated as of November 10, 1995, Amendment #4 dated as of July 24, 1996, Amendment #5 dated as of September 25, 1996, and as the same may be further amended, supplemented or as otherwise modified from time to time, the "Agreement").

     B. Borrower proposes to enter into the Securitization Transaction (as such term is defined in Section 3.Z. of this Amendment), with sufficient proceeds from the sale of the initial portion of receivables sold by Borrower pursuant to the Securitization Transaction being used to reduce Borrower's outstanding indebtedness to IBM Credit under the Agreement such that Borrower is thereafter in compliance with the provisions of the Agreement. Borrower has requested IBM Credit to consent to the consummation of the Securitization Transaction and to enter into this Amendment in order to amend the Agreement to reflect the consummation thereof, which IBM Credit is willing to do on the basis set forth herein.

     C. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

     Section 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

     Section 2. CONSENT. IBM Credit hereby consents to the consummation by Borrower of the Securitization Transaction. At the closing of the Securitization Transaction, Borrower shall promptly remit to IBM Credit, for application to Borrower's outstanding indebtedness to IBM Credit under the Agreement, sufficient proceeds of the sale of the initial portion of the receivables sold by Borrower pursuant to the Securitization Transaction such that Borrower shall at all times be in compliance with the provisions of the Agreement.


AMENDMENT #6 - PAGE 1

     Section 3. AMENDMENTS. Each of the following amendments shall be effective upon the closing of the Securitization Transaction, provided such closing occurs on or prior to January 8, 1997:

          A. Section 1 of the Agreement is hereby amended by (i) deleting from the third and fourth lines thereof the amount "Three Hundred Million Dollars ($300,000,000)" and substituting, in lieu thereof, the amount of Two Hundred Fifty Million Dollars ($250,000,000)" and (ii) deleting the following clause from the 10th through the 14th lines thereof:

          "(x) the aggregate outstanding principal amount of all Advances, other than Advances made in respect of Ingram Micro Products purchased or to be purchased by Borrower shall not exceed the amount of the Line of Credit at such time less $11,500,000 and
          (y)"

          B. Section 2(A) of the Agreement is hereby amended by amending the last sentence of such section to read as follows:

          "Notwithstanding any other provision of this Agreement, Borrower shall not be required to furnish to IBM Credit any financial statements of VFT or, except as set forth in Section 11(b)(xxvi), VFC."

          C. Section 2(A)(i)(IX) of the Agreement is hereby amended by adding the clause ", including any management letter prepared in connection with an audit of VFC's financial statements" at the end of such subsection
(IX).

          D. Section 2(B)(ii) of the Agreement is hereby amended to read in its entirety as follows:

          "(ii)  [this section intentionally omitted]"

          E. Section 2(B)(iii) of the Agreement is hereby amended by deleting from the second and third lines thereof the clause "reports similar to those described in (ii) above" and inserting the following in lieu thereof:

          "reports setting forth a listing of all of Borrower's and the Guarantor Subsidiaries' IBM Product Inventory (excluding inventory in transit but not yet received by Borrower)"

          F. Section 2(B)(viii) of the Agreement is hereby amended to read in its entirety as follows:

          "(viii) on or prior to the fifteenth (15) day of each calendar month, a report setting forth for and as of the last day of the immediately preceding calendar month a listing of all of Borrower's and the Guarantor Subsidiaries' IBM Product inventory, in form and substance satisfactory to


AMENDMENT #6 - PAGE 2

          IBM Credit, including for each model or product (1) the quantity of products unsold, (2) the type, model and version of each model or product, (3) the quantity of each model or product unsold and
          (4) the extended cost of all such unsold models or products;"

          G. Section 2(B)(x) of the Agreement is hereby amended to read in its entirety as follows:

          "(x)  [this section intentionally omitted]"

          H. Section 2(C) of the Agreement is hereby amended to read in its entirety as follows:

          "(C) Notwithstanding anything to the contrary contained in this Agreement, Borrower shall report Supplemental Collateral, Secondary Inventory and Secondary Accounts Receivable (as such terms are defined in Section 3(d) of the Agreement) pursuant to the provisions of Section 2(B)(iii), (ix) and (xi) of this Agreement, and shall categorize Collateral as either Supplemental Collateral, Secondary Inventory, Secondary Accounts Receivable or Primary Collateral. IBM Credit reserves the right, upon written notice to Borrower, to require Borrower to report Supplemental Collateral, Secondary Inventory and Secondary Accounts Receivable pursuant to the provisions of Section 2(B)(ii), (viii) and (x), and upon receipt of such notice, Borrower shall categorize and report Collateral as either Supplemental Collateral, Primary Collateral, Secondary Inventory or Secondary Accounts Receivable pursuant to such provisions. Notwithstanding any other provision of the Section 2, with regard to inventory and accounts receivable not constituting Collateral, Borrower shall not be required to furnish any reports other than summaries showing total amounts of such inventory and accounts receivable, except upon the reasonable request of IBM Credit for more detailed reports."

          I. Section 3(a) of the Agreement is hereby amended by deleting the words "one hundred fiftieth (150th)" where they appear in subsections
(ii), (iii) and (iv) thereof and inserting the words "one hundred twentieth (120th)" in lieu thereof.

          J. Section 3(d) of the Agreement is hereby amended by deleting items (i) through (xiv) in their entirety and substituting, in lieu thereof, the following:

          "PRIMARY COLLATERAL

          Primary Inventory

          (i)    All Financed Products constituting Collateral
                 (other than service parts, Financed Products on display for demonstration purposes and


AMENDMENT #6 - PAGE 3

                 Financed Products constituting clearance or returned
                 goods) and Eligible Ingram Micro Inventory (excluding
                 Excess Eligible Ingram Micro Inventory)                    100%

          (ii)   Compaq Financed Inventory                                  100%

          Primary Accounts Receivable

          (iii)  Eligible Merisel Receivables                               100%

          (iv)   Eligible IBM Receivables                                   100%

          (v)    Eligible Leasing Receivables                               100%

          (vi)   as to IBM Eligible Credits as defined in sub-item
                 (x) of the 1st sentence of the definition in this Agreement of IBM Eligible Credits

                 (A)  0 to 90 days from the date of such return             100%

                 (B)  91 to 180 days from the date of such return            85%

                 (C)  over 180 days from the date of such return              0%

          (vii)  as to IBM Eligible Credits as defined in sub-item
                 (y) of the 1st sentence of the definition in this
                 Agreement of IBM Eligible Credits                          100%

          SUPPLEMENTAL COLLATERAL

          (viii) Service parts which are neither obsolete
                 nor defective                                               40%

          SECONDARY INVENTORY

          (ix)   as to any other inventory constituting Collateral
                 (including any Ingram Micro Product not included
                 in clause (i) and any Compaq Product not included
                 in clause (ii) above)                                       50%



          SECONDARY ACCOUNTS RECEIVABLE

          (x)    Eligible Receivables constituting Collateral
                 (other than Eligible Merisel Receivables and
                 Eligible IBM Receivables)                                   85%


AMENDMENT #6 - PAGE 4

          (xi)   Equity in VFC                                               85%

          For purposes of this Section 3(d), "Equity in VFC" shall mean, on any date, an amount equal to the accounts receivable that would constitute Eligible Receivables on such date but for the sale of such accounts receivable pursuant to the Receivables Documents LESS an amount equal to the Investment at such date plus the accrued Discount (as such terms are defined in the Receivables Documents) on such date. Notwithstanding any other provision of this Agreement (a) the percentage set forth above for Equity in VFC ("VFC Advance Rate") shall be immediately reduced to zero in the event that Borrower ceases to be the Servicer under the Receivables Purchase Agreement or any of the Receivables Documents are amended or modified in any material respect without Borrower having first given 10 days prior written notice of such amendment or modification to IBM Credit and (b) IBM Credit shall have the right to at any time reduce the VFC Advance Rate as it may determine in its sole discretion. Each request for an advance under this Agreement and each report of Value shall set forth the Equity in VFC as of such date.

          K.   Section 3 of the Agreement is hereby amended by adding a new
Section 3(e) thereto to read in its entirety as follows:

          "Notwithstanding any other provisions of this Section 3, the interest rate applicable to Product Advances and Working Capital Advances shall be (i) with respect to advances made with respect to Primary Inventory and Secondary Inventory, an annual percentage rate of interest equal to the Prime Rate, (ii) with respect to advances made with respect to Primary Accounts Receivable and Secondary Accounts Receivable, an annual percentage rate of interest equal to the Prime Rate minus .80%, and (iii) with respect to advances made with respect to Supplemental Collateral, an annual percentage rate of interest equal to the Prime Rate plus 1.50%; PROVIDED, HOWEVER, (x) in the event that there is not sufficient Primary Accounts Receivable and Secondary Accounts Receivable available on the applicable advance date to support such advance, the applicable annual rate of interest for that portion of such advance in excess of the Value of the Primary Accounts Receivable and Secondary Accounts Receivable, shall be equal to the Prime Rate and (y) in the event that there is not sufficient Primary Inventory and Secondary Inventory on the applicable advance date to support such advance, the applicable annual rate of interest for that portion of such advance in excess of the Value of the Primary Inventory and Secondary Inventory shall be equal to the Prime Rate plus 1.50%."


AMENDMENT #6 - PAGE 5

          L.   Section 6 of the Agreement is hereby amended as follows:

     (1) by adding a new sentence at the end of Section 6(a) to read in its entirety as follows:

          "In addition, pursuant to a pledge agreement to be executed by Borrower for the benefit of IBM Credit, Borrower shall, in order to secure payment of all of Borrower's Obligations, grant a security interest in, subject to the Intercreditor Agreement, (x) all capital stock of VFC now or hereafter owned by Borrower and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of such capital stock and (y) the VFC Company Note and all amendments, renewals and modifications thereof.";

     (2)  by amending Section 6(c) to read in its entirety as follows:

               (c) For purposes of this Agreement, the term "First Lien Collateral" means all Collateral of Borrower and the Guarantor Subsidiaries (other than Collateral in which IBM Credit has expressly subordinated its security interest in writing).
          Subject to the rights of third parties who have senior security interests in certain of the Collateral and proceeds thereof, Borrower will and will cause each Guarantor Subsidiary to hold in trust for IBM Credit and immediately remit to IBM Credit all Collateral and proceeds of the same in accordance with the terms of this Agreement, until Borrower has paid in full in cash all of the Obligations. IBM Credit's title or Lien shall not be impaired by payments, either of the invoice price or any other amount, Borrower or any Guarantor Subsidiary may make to the seller of any item of Collateral or Guarantor Subsidiary Collateral, as the case may be, or anyone else, or by Borrower's or any Guarantor Subsidiary's failure or refusal to account to IBM Credit for proceeds thereof to the extent included in the Collateral. Where permitted by law, IBM Credit may perfect its security interest in the Collateral and the Guarantor Subsidiary Collateral by filing a financing statement signed only by IBM Credit. Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement Borrower hereby authorizes IBM Credit, upon the occurrence and during the continuance of an Event of Default, to apply any rebates, discounts, credits and incentive payments that are or may become due to Borrower with respect to any and all inventory or equipment as to which a security interest has been granted to IBM Credit against amounts owing by Borrower to IBM Credit and authorizes and directs each Authorized Supplier to pay such claims, monies and/or credits directly to IBM Credit. IBM Credit shall give notice to Borrower of any such application."; and


AMENDMENT #6 - PAGE 6

     (3) by adding a new Subsection 6(d) to such section to read in its entirety as follows:

          "Subject to the terms of the Intercreditor Agreement, IBM Credit's Security Interest in the Transferred Assets shall be automatically and irrevocably terminated upon each sale, purported sale, contribution, transfer, conveyance or assignment of such Transferred Assets to VFC. In this regard, and notwithstanding any other provision of this Agreement, the terms "Collateral," "Accounts" and "First Lien Collateral" as used in this Agreement shall not include the Transferred Assets, whether now existing or hereafter created or arising."

          M. Section 11(a)(xi) of the Agreement is hereby amended by amending the second sentence of such section to read as follows:

          "Other than the Guarantor Subsidiaries, VFT and VFC (none of which shall in any event be a Guarantor Subsidiary), Borrower has no direct or indirect subsidiaries that own, lease or possess any assets or conduct any business."

          N. Section 11(b)(ii) of the Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

               "Borrower shall also permit IBM Credit representatives to discuss the financial condition of VFC with Borrower's independent certified public accountants."

          O. Section 11(b)(v) of the Agreement is hereby amended by adding the words "evidencing Accounts" at the end of the second sentence thereof.

          P. A new Section 11(b)(xxvi) is hereby added to the Agreement to read as follows:

          "(xxvi) Deliver to IBM Credit (A) immediately upon the occurrence thereof, written notice of any Termination Event or Purchase and Contribution Termination Event under any of the Receivables Documents or the receipt by Borrower of any notice of the occurrence of any Termination Event, Purchase and Contribution Termination Event, Unmatured Termination Event or [UNMATURED] Purchase and Contribution Event under any of the Receivables Documents, (B) written notice of any material amendment or modification of any of the Receivables Documents not later than ten days before the entering into of such amendment or modification, and (C) concurrently with any such notice, copies of all reports, financial statements, or notices furnished by Borrower or received by Borrower under the Receivables Documents in connection therewith."


AMENDMENT #6 - PAGE 7

          Q. A new Section 11(b)(xxvii) is hereby added to the Agreement to read in its entirety as follows:

          "(xxvii) Borrower shall at all times maintain ownership, directly or through a wholly-owned subsidiary, of 100% of the outstanding equity securities of VFC."

          R. Section 11(c)(iv) of the Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

          "This subsection (iv) shall not prohibit the sale of Transferred Assets by Borrower or VFC pursuant to the Securitization Transaction."

          S. Section 11(c)(vi) of the Agreement is hereby amended by amending subsection (B) thereof to read in its entirety as follows:

          "(B) permit any Subsidiary other than the Guarantor Subsidiaries set forth in Part II of Schedule 3, VFC (to the extent necessary to carry out the transactions described in the Receivables Documents) and VFT (to the extent necessary to carry out the transactions described in the Offering Circular), to own, lease or possess any assets or conduct any business;"

          T. Section 11(c)(ix) of the Agreement is hereby amended by deleting the clause "and (D) other dispositions of assets," where it appears in the 10th line of such subsection and inserting the following clause in the place thereof:

               ", (D) the sale of Pool Receivables and Related Security by Borrower or VFC pursuant to the Securitization Transaction and
          (E) other dispositions of assets,"

          U. Section 11(c)(x) of the Agreement is hereby amended by adding a new subsection (I) at the end thereof to read as follows:

          "(I) any Investment by Borrower in VFC pursuant to the Securitization Transaction."

          V. Section 11(c)(xi) of the Agreement is hereby amended by amending the clause at the beginning of such section to read as follows:

          "Except for the VFT Transaction as described in the Offering Circular and the Securitization Transaction and"

          W. Section 11(c)(xiv) of the Agreement is hereby amended by adding (a) the clause "except in connection with the Securitization Transaction" at the end of clause (A) of such subsection (xiv) and (b) the clause "(other than VFC in connection with the Securitization


AMENDMENT #6 - PAGE 8

Transaction") after the word "Borrower" in the second line of such clause (B) of such subsection (xiv).

          X. A new Section 13(a)(xi) is hereby added to the Agreement to read in its entirety as follows:

          "(xi) a Termination Event or Purchase and Contribution
          Termination Event shall have occurred under any of the Receivables Documents and shall be continuing."

          Y. Section 13(f) of the Agreement is hereby amended by adding the words "with respect to the Collateral" after the words "following powers" in the fifth line of such subsection.

          Z.   Section 19 of the Agreement is hereby amended as follows:

     (1) by amending the following definition to read in its entirety as follows:

               "Accounts" shall mean "accounts" as defined in the Uniform Commercial Code which are included in the Collateral";

     (2) by adding the following clause at the end of the definition of "Indebtedness":

               ", it being understood that Receivables Program Obligations shall not be considered Indebtedness hereunder"; and

     (3)  by adding the following definitions thereto:

               "Intercreditor Agreement" means the Intercreditor Agreement, dated as of December 20, 1996, executed and delivered by IBM Credit, Par Accounts Receivable Capital Corporation, Nesbitt Burns Securities Inc., Borrower and VFC, as the same may from time to time be amended or modified.

               "Pool Receivables" has the meaning assigned to such term in the Intercreditor Agreement.

               "Purchase Agreement" shall mean the agreement described in clause (i) of the definition of "Receivables Documents."

               "Receivables Documents" means (i) the Purchase and
          Contribution Agreement dated as of December 20, 1996 between Borrower and VFC, (ii) the Receivables Purchase Agreement dated as of December 20, 1996,


AMENDMENT #6 - PAGE 9
          among VFC, Borrower, Pooled Accounts Receivable Capital Corporation, and Nesbitt Burns Securities Inc., (iii) such other agreements and documents executed or delivered under or in connection with the aforementioned agreements, as any such agreement referred to in clauses (i) and (ii) above may be amended, supplemented or otherwise modified from time to time.

               "Receivables Program Obligations" means (a) all notes, undivided interests, and other interests representing the right to be paid a specified principal amount from the Transferred Assets, and (b) related obligations of Borrower and VFC (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions).

               "Receivables Purchase Agreement" shall mean the agreement described in clause (ii) of the definition of "Receivables Documents."

               "Related Security" has the meaning assigned to such term in the Intercreditor Agreement.

               "Securitization Transaction" means the transactions contemplated by the Receivables Documents.

               "Transferred Assets" has the meaning assigned to such term in the Intercreditor Agreement.

               "VFC" shall mean Vanstar Finance Co., a Delaware corporation.

               "VFC Company Note" shall mean the "Company Note" payable by VFC to Borrower provided for in Section 3.2 of the Purchase Agreement.

          AA. Schedule 3 to the Agreement is hereby amended to add VFC as a Subsidiary of Borrower in Part 1 thereof.

     Section 4. REPRESENTATIONS AND WARRANTIES. Borrower makes IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

     Section 4.1 ACCURACY AND COMPLETENESS OF WARRANTIES AND REPRESENTATIONS. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.


AMENDMENT #6 - PAGE 10

     Section 4.2 VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.

     Section 4.3 LITIGATION. Except as has been disclosed by Borrower to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Borrower, which if adversely determined, would materially adversely affect Borrower's ability to perform Borrower's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

     Section 4.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

     Section 5. RATIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offsets and or defense.

     Section 6. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws of the State of California.

     Section 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     Section 8. CONFIDENTIALITY. All information contained in this Amendment regarding the Securitization Transaction shall be maintained in confidence by IBM Credit and shall not be publicly disclosed to any person or entity.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

                                            VANSTAR CORPORATION


                                            By: /s/ John J. Dunican, Jr.
                                               --------------------------------

                                            Title: Treasurer
                                                  -----------------------------


                                            ACCEPTED AND AGREED:

                                            IBM CREDIT CORPORATION


                                            By: /s/ Illegible
                                               --------------------------------

                                            Title: Manager--Credit Operations
                                                  -----------------------------

AMENDMENT #6 - PAGE 11